Exhibit 99.1

FOR:    WEBCO INDUSTRIES, INC.
                                                          CONTACT:     Dana S. Weber
                                                                                    President and Chief Operating Officer
                                                                                    (918) 241-1040
                                                                            Mike Howard
                                                                                    Chief Financial Officer
                                                                                    (918) 241-1094

For Immediate Release

Webco Industries, Inc. Comments on Recent Stock Activity;
Reaffirms Intention to Proceed with Proposed Reverse Split Transaction

        Tulsa, Oklahoma — December 22, 2004 — Webco Industries, Inc. (AMEX: WEB) today announced that it is not aware of any reason for the recent significant increase in trading volume and market price of its common stock.  Webco also reaffirms that it intends to proceed with its previously announced proposal to its stockholders to amend its certificate of incorporation, which, if approved by Webco’s stockholders, would result in a reverse stock split of Webco’s common stock followed by a forward stock split.

        If the reverse/forward split is effected, Webco would likely have fewer than 300 shareholders of record.  If that is the case, Webco would deregister its common stock under the Securities Exchange Act of 1934, Webco’s common stock would no longer be traded on the American Stock Exchange, and Webco would cease filing periodic reports with the Securities and Exchange Commission.

        Webco is a manufacturer and value-added distributor of high-quality carbon steel, stainless steel and other metal tubular products designed to industry and customer specifications.  Webco’s tubing products consist primarily of pressure tubing and specialty tubing for use in durable and capital goods, including heat exchangers, boilers, automobiles and trucks and home appliances.  Webco’s long-term strategy involves the pursuit of niche markets within the metal tubing industry through the deployment of leading-edge manufacturing and information technology.   Webco has three production facilities in Oklahoma and Pennsylvania and five value-added distribution facilities in Oklahoma, Texas, Illinois and Michigan, serving more than 1,000 customers throughout North America.

        Forward-looking statements.  Certain statements in this release, including, but not limited to, those preceded by or predicated upon the words “anticipates,” ”appears,” “believes,” expects,” “hopeful,” “plans,” “should,” “would” or similar words constitute “forward-looking statements.”  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Webco, or industry results, to differ materially from any future results, performance or achievements expressed or implied herein.  Those risks include, but are not limited to those described under Part I, Item I: “Forward-Looking Statements” in Webco’s Annual Report on Form 10-K for the fiscal year ended July 31, 2004.

        Important Legal Information:  Investors and holders of Webco common stock are urged to read the proxy statement (which will contain a list of the names, affiliations and interests of participants in the solicitation of proxies) regarding the proposed transaction when it becomes available, because it will contain important information.  The proxy statement will be filed with the U.S. Securities and Exchange Commission by Webco, and investors and holders of Webco common stock may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Webco, at the SEC's website at www.sec.gov.  The proxy statement and other documents filed by Webco may also be obtained free by directing a request to Webco at Webco Industries, Inc., c/o Investor Relations, 9101 West 21st Street, P. O. Box 100, Sand Springs, Oklahoma 74063, telephone number (918) 241-1094.